SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 29, 2009
Date of Report (Date of earliest event reported)
Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation)

00020006	391726871
(Commission File Number)	(IRS Employer Identification No.)
25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)
608-252-8982
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 29, 2009, Anchor BanCorp Wisconsin Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of June 9, 2008 (the “Credit Agreement”), among the Company, the lenders from time to time a party thereto (the “Lenders”), and U.S. Bank National Association, as administrative agent for such lenders (the “Agent”).
     The Amendment provides the following:
•	the Company must pay in full the outstanding balance under the Credit Agreement on the earlier of (a) the Company’s receipt of net proceeds of a financing transaction from the sale of equity securities in an amount not less than $116,300,000.00 or (b) May 31, 2010 (the “Maturity Date”).

•	the outstanding balance under the Credit Agreement from time to time shall bear interest equal to a “Base Rate” of 8% per annum plus a “Deferred Interest Rate” initially set at 4%; provided however, that in the event (i) the outstanding balance under the Credit Agreement is repaid in full (a) by September 30, 2009, the Deferred Interest Rate shall be reduced to 0.0% or (b) by December 31, 2009, the Deferred Interest Rate shall be reduced to 1.0%, or in the alternative, (ii) the outstanding balance under the Credit Agreement is reduced by $58,000,000.00 (a) by September 30, 2009, the Deferred Interest Rate shall be reduced to 2.0% or (b) by December 31, 2009, the Deferred Interest Rate shall be reduced to 3.0%.

•	interest accruing at the Base Rate is due on the last day of each month and on the Maturity Date; interest accruing at the Deferred Interest Rate is due on the earlier of (i) the date the outstanding balance under the Credit Agreement is repaid in full or (ii) the Maturity Date.

•	the lenders have no obligation to make additional loans to the Company and amounts repaid by the Company may not be reborrowed.

•	no later than one business day after the date that the Company receives net proceeds of a financing transaction from the sale of equity securities, the Company must prepay the then outstanding balance under the Credit Agreement by an amount not less than the net proceeds so received; provided however, that if such net proceeds are received from the United States Department of the Treasury and if the terms of such investment prohibit the use of the investment proceeds to repay senior debt, then no prepayment is required.

•	the ratio of “Non-Performing Assets” (defined as the assets of the Company’s subsidiary, AnchorBank, fsb, that are reported as “non-performing” in its most recently filed FFIEC call report) to “Primary Capital” (defined as the sum of the “Tier 1 Capital” plus the loan loss reserve of AnchoBank, fsb) shall not exceed (i) 60.0% as of June 30, 2009 or (ii) 62% as of the last day of any fiscal quarter thereafter.

•	the ratio of “Non-Performing Loans” (defined as the sum of all loans, leases and other assets of AnchoBank, fsb that are 90 days or more past due and that are classified as “non-accrual” in its most recent FFEIC call report) to “Gross Loans” (defined as the sum of all loans, leases and other assets of AnchoBank, fsb) shall not exceed (i) 5.25% as of May 31, 2009 and June 30, 2009 or (ii) 5.75% as of the last day of any month thereafter.

•	within 15 days after the end of each calendar month, the Company shall submit to the Agent a certificate indicating whether the Company is in compliance with the above-described and other financial covenants.

•	by December 15, 2009, the Company must take such action as is necessary in order so that the Company has sufficient funds to pay: (i) the aggregate interest that would accrue on the outstanding balance under the Credit Agreement during the period from January 1, 2010 through May 31, 2010 and deposit such amount in an escrow account; and (ii) the aggregate dividends required to be paid on the Company’s Fixed Rate Cumulative Preferred Stock, Series B during such period.

•	the Company shall retain a financial consultant reasonably acceptable to the Agent and the Lenders, and the Agent and the Lenders shall have unlimited access to the financial consultant and to all reports or other document prepared by such consultant.

•	the Company and each of its subsidiaries other than AnchorBank, fsb shall, at the request of the Lenders, grant to Agent on behalf of the Lenders a security interest in and lien on all of their respective properties.

•	the Company shall provide the Agent and the Lenders notice any public or non-public enforcement action and comply with any directives issued by the regulatory authority bringing such action.

•	the Company shall provide the Agents and the Lenders access to the places of business, books, records and documents of the Company and its subsidiaries, and to any collateral securing the Company’s obligations under the Credit Agreement.

•	The Company shall pay to the Agent an “Amendment Fee” of $3,489,000.00 payable on the earlier of (a) the date the outstanding balance under the Credit Agreement is repaid in full or (b) the Maturity Date; provided however, that if such amount is repaid (y) by September 30, 2009, the Amendment Fee shall be reduced to $1,163,000.00, and (z) by December 31, 2009, the Amendment Fee shall be reduced to $2,326,000.00.
     The total outstanding balance under the Credit Agreement as of May 29, 2009 was $116.3 million. Under the Amendment, the Agent and the lenders agree to forbear from exercising their rights and remedies against the Company until the earliest to occur of the following: (i) the occurrence of any event of default other than a failure to make principal payments on the outstanding balance under the Credit Agreement; or (ii) May 31, 2010.
     The Credit Agreement and the Amendment also contain customary representations, warranties, conditions, and events of default for agreements of such type.
     The description above is a summary of the terms of the Amendment. This description does not purport to be complete and it is qualified in its entirety by reference to the Amendment, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
     A copy of the press release issued by the Company on May 29, 2009 in connection with the Amendment is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits
     10.1 Amendment No. 4, dated as of May 29, 2009, to the Amended and Restated Credit Agreement, dated as of June 9, 2008.
     99.1 Anchor BanCorp Wisconsin Inc. Press Release dated May 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name
Date: June 1, 2009	By:	/s/ Mark D. Timmerman
Executive Vice President, Secretary
and General Counsel

EXHIBIT TABLE

Exhibit	Description
10.1	Amendment No. 4, dated as of May 29, 2009, to the Amended and Restated Credit Agreement, dated as of June 9, 2008

99.1	Anchor BanCorp Wisconsin Inc. Press Release dated May 29, 2009.